Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83586) pertaining to the Cyclo3pss Medical Systems, Inc.
Amended 1992 Stock Option Plan, Cyclo3pss Medical Systems, Inc. 1993 Non-Employee Director Stock Option Plan, and Written Agreements between Cyclo3pss Medical Systems, Inc. and Certain Officers, Directors, and Employees of Cyclo3pss Corporation, the Registration Statement (Form S-8 No. 333-10567) pertaining to the Consulting Agreement of John Sloan; the Registration Statement (Form S-3 No. 333-41737) and related Prospectus of Cyclo3pss Corporation; and the Registration Statement (Form S-8 No. 333-78411) pertaining to the Employee Stock Option Agreement - William R. Stoddard, Employee Stock Option Agreement - John M. Williams, Employment Agreement - William R. Stoddard, Employment Agreement - Durrand Smith, Employee Stock Option Agreement - Mondis Nkoy, and Agreement (Regarding Shares in Lieu of Cash Salary) - William R. Stoddard of Cyclo3pss Corporation of our report dated May 11, 1999, with respect to the consolidated financial statements of Cyclo3pss Corporation included in its Annual Report (Form 10-KSB) for the year ended February 28, 1999.


Salt Lake City, Utah
May 26, 1999




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